UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 30, 2020

Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301)  861-3305

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On October 30, 2020, Arinn Cavey resigned her position as Chief Financial Officer and Chief Accounting Officer of Condor Hospitality Trust, Inc. (the “Company”).

(c)  On November 1, 2020, Jill Burger was appointed Interim Chief Financial Officer and Chief Accounting Officer of the Company.

Ms. Burger, age 48, joined the Company in February 2018 as Director of Accounting.  Prior to joining the Company, Ms. Burger was employed with First National Bank of Omaha starting in February 2014, serving as a Senior Finance Manager for the Consumer Banking Group.  Prior to First National Bank, Ms. Burger held multiple roles over an eighteen year period in Accounting and Finance at Infogroup, Inc.  She has extensive experience in managing accounting departments and providing financial reporting for both public and privately held companies. She is a graduate of the University of Northern Iowa and holds a Bachelor of Science degree in Accounting.    Ms. Burger’s annual base salary is $140,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: November 5, 2020	By:	/s/ Jill Burger
	Name:	Jill Burger
	Title:	Interim Chief Financial Officer and Chief Accounting Officer